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EXHIBIT (a)(5)(Q)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Tender Offer Statement dated July 8, 2005 of both of our reports dated March 11, 2005 relating to the financial statements of World Heart Corporation, which appear in the Amended and Restated Offer to Amend and Exchange dated July 8, 2005.

/s/ PricewaterhouseCoopers LLP

Ottawa, Canada
July 8, 2005.

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CONSENT OF INDEPENDENT ACCOUNTANTS